CONSOLIDATED MINERALS MANAGEMENT, INC

April 4, 2007

Attn.:  Mr.  Bill  Gaines
Gaines  &  Company  Inc.
5037 Main Street, Suite A
Zachary, Louisiana 70791

Re:  Consolidated  Medical  Management  Inc.

Dear  Bill:

     Attached please find Consolidated Medical Management Inc.'s ("CMMI") current report on Form 8-K regarding CMMI's change of principal accountant.

     It is our understanding that there are no disagreements with CMMI and your firm regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     We are requesting that you provide a letter addressed to the Securities and Exchange Commission stating whether you agree with the statements made in our Form 8-K, and if you do not agree, stating the respects in which you do not agree. This letter must be provided to us within ten (10) days of the date of this correspondence.

     We are required to file this letter, along with any correspondence we receive from you, as an exhibit to the enclosed Form 8-K.

     Thank  you.


                                        Consolidated Medical Management Inc.


                                        By:  /s/
                                           -------------------------------------
                                           Timothy G. Byrd, Sr.
                                           Chief  Executive  Officer


           11919 SUNRAY AVENUE, SUITE B; BATON ROUGE, LOUISIANA 70816
                       TL: 225-292-5139 FAX: 225-296-5252